Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-214430) and S-8 (No. 333-221210, 333-216212, 333-170210, 333-155263, 333-127488, 333-109042, 333-73512, 333-46024, 333-82233, 333-58235, and 333-06577) of Integra LifeSciences Holdings Corporation of our report dated June 29, 2017 relating to the special purpose combined financial statements of the Codman Neurosurgery business of DePuy Synthes, Inc., a subsidiary of Johnson & Johnson, which appears in this Current Report on Form 8-K/A of Integra LifeSciences Holdings Corporation.

/s/ PricewaterhouseCoopers LLP Florham Park, New Jersey December 18, 2017